Discussion and Reconciliation of Non-GAAP Measures for Continuing Operations

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

On April 8, 2022, we completed the previously announced separation of our WarnerMedia business. With the separation and distribution, the WarnerMedia business met the criteria for discontinued operations in the second quarter of 2022. For discontinued operations, we evaluated transactions completed during 2021 that were components of AT&T’s single plan of a strategic shift, including dispositions that may not have individually met the criteria due to materiality, and have determined discontinued operations to be comprised of WarnerMedia, Vrio, Xandr and Playdemic Ltd. (Playdemic). These businesses are reflected in our historical financial statements as discontinued operations, including for periods prior to the consummation of the WarnerMedia/Discovery transaction. The information below refers only to our continuing operations and does not include discussion of balances or activity of WarnerMedia, Vrio, Xandr and Playdemic.

Free Cash Flow

Free cash flow is defined as cash from operations and cash distributions from DIRECTV classified as investing activities minus capital expenditures and cash paid for vendor financing (classified as financing activities). Free cash flow after dividends is defined as cash from operations and cash distributions from DIRECTV, minus capital expenditures, cash paid for vendor financing and dividends on common and preferred shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common and preferred shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and from our continued economic interest in the U.S. video operations as part of our DIRECTV equity method investment, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	Second Quarter		Six-Month Period
	2022	2021	2022	2021
Net cash provided by operating activities[1]	$7,740	$10,181	$15,370	$19,783
Add: Distributions from DIRECTV classified as investing activities	323	—	1,638	—
Less: Capital expenditures	(4,908)	(3,710)	(9,476)	(7,581)
Less: Cash paid for vendor financing	(1,771)	(1,304)	(3,337)	(2,994)
Free Cash Flow	1,384	5,167	4,195	9,208

Less: Dividends paid	(2,086)	(3,830)	(5,835)	(7,571)
Free Cash Flow after Dividends	$(702)	$1,337	$(1,640)	$1,637
Free Cash Flow Dividend Payout Ratio	150.7%	74.1%	139.1%	82.2%
[1]Includes distributions from DIRECTV of $515 in the second quarter and $1,037 in the first six months of 2022.

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions
	Second Quarter		Six-Month Period
	2022	2021	2022	2021
Capital Expenditures	$(4,908)	$(3,710)	$(9,476)	$(7,581)
Cash paid for vendor financing	(1,771)	(1,304)	(3,337)	(2,994)
Cash paid for Capital Investment	$(6,679)	$(5,014)	$(12,813)	$(10,575)

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP.

EBITDA service margin is calculated as EBITDA divided by service revenues.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing operating performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Second Quarter		Six-Month Period
	2022	2021	2022	2021
Income from Continuing Operations	$4,751	$5,969	$9,900	$13,555
Additions:
Income Tax Expense	1,509	1,151	2,949	3,160
Interest Expense	1,502	1,640	3,128	3,463
Equity in Net (Income) Loss of Affiliates	(504)	18	(1,025)	24
Other (Income) Expense - Net	(2,302)	(1,206)	(4,459)	(5,436)
Depreciation and amortization	4,450	4,429	8,912	8,895
EBITDA	9,406	12,001	19,405	23,661
Transaction and other costs	185	—	283	35
Employee separation costs and benefit-related (gain) loss	108	(70)	201	(104)
Assets impairments and abandonment and restructuring	631	—	631	—
Adjusted EBITDA [1]	$10,330	$11,931	$20,520	$23,592
Less: Video and Other dispositions	—	(1,776)	—	(3,243)
Standalone AT&T Adjusted EBITDA [2]	$10,330	$10,155	$20,520	$20,349
[1] See page 5 for additional discussion and reconciliation of adjusted items.
[2] See Exhibit 99.4 for reconciliation of Standalone AT&T Adjusted EBITDA.

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Second Quarter		Six-Month Period
	2022	2021	2022	2021
Communications Segment
Operating Income	$7,226	$7,384	$14,255	$14,815
Additions:
Depreciation and amortization	4,115	4,085	8,239	8,139
EBITDA	11,341	11,469	22,494	22,954

Total Operating Revenues	28,695	28,128	57,571	56,306

Operating Income Margin	25.2%	26.3%	24.8%	26.3%
EBITDA Margin	39.5%	40.8%	39.1%	40.8%
Mobility
Operating Income	$6,212	$6,007	$12,065	$12,051
Additions:
Depreciation and amortization	2,017	2,023	4,076	4,037
EBITDA	8,229	8,030	16,141	16,088

Total Operating Revenues	19,926	18,936	40,001	37,970
Service Revenues	15,004	14,346	29,728	28,394

Operating Income Margin	31.2%	31.7%	30.2%	31.7%
EBITDA Margin	41.3%	42.4%	40.4%	42.4%
EBITDA Service Margin	54.8%	56.0%	54.3%	56.7%
Business Wireline
Operating Income	$710	$1,069	$1,569	$2,149
Additions:
Depreciation and amortization	1,313	1,293	2,612	2,571
EBITDA	2,023	2,362	4,181	4,720

Total Operating Revenues	5,595	6,052	11,235	12,098

Operating Income Margin	12.7%	17.7%	14.0%	17.8%
EBITDA Margin	36.2%	39.0%	37.2%	39.0%
Consumer Wireline
Operating Income	$304	$308	$621	$615
Additions:
Depreciation and amortization	785	769	1,551	1,531
EBITDA	1,089	1,077	2,172	2,146

Total Operating Revenues	3,174	3,140	6,335	6,238

Operating Income Margin	9.6%	9.8%	9.8%	9.9%
EBITDA Margin	34.3%	34.3%	34.3%	34.4%

Latin America Segment - Mexico
Operating Income	$(82)	$(129)	$(184)	$(263)
Additions:
Depreciation and amortization	169	150	330	295
EBITDA	87	21	146	32

Total Operating Revenues	808	688	1,498	1,319

Operating Income Margin	-10.1%	-18.8%	-12.3%	-19.9%
EBITDA Margin	10.8%	3.1%	9.7%	2.4%

Adjusting Items

Adjusting items include revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. Prior periods have been recast for consistency to include gains on benefit-related and other cost investments.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Adjusting Items
Dollars in millions
	Second Quarter		Six-Month Period
	2022	2021	2022	2021
Operating Expenses
Transaction and other costs	$185	$—	$283	$35
Benefit-related (gain) loss and other employee-related costs	108	(70)	201	(104)
Assets impairments and abandonment and restructuring	631	—	631	—
Adjustments to Operations and Support Expenses	924	(70)	1,115	(69)
Amortization of intangible assets	17	28	44	114
Adjustments to Operating Expenses	941	(42)	1,159	45
Other
DIRECTV intangible amortization (proportionate share)	396	—	812	—
Benefit-related (gain) loss, transaction financing costs and other	314	(213)	406	(337)
Actuarial (gain) loss	(1,345)	197	(2,398)	(2,647)
Adjustments to Income Before Income Taxes	306	(58)	(21)	(2,939)
Tax impact of adjustments	38	(1)	(65)	(725)
Tax-related items	(79)	250	(79)	368
Adjustments to Net Income	$347	$(307)	$123	$(2,582)

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense, certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, actuarial gains and losses, significant abandonments and impairment, benefit-related gains and losses, employee separation and other material gains and losses. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, and Adjusted EBITDA Margin
Dollars in millions
	Second Quarter		Six-Month Period
	2022	2021	2022	2021
Operating Income	$4,956	$7,572	$10,493	$14,766
Adjustments to Operating Expenses	941	(42)	1,159	45
Adjusted Operating Income	5,897	7,530	11,652	14,811

EBITDA	9,406	12,001	19,405	23,661
Adjustments to Operations and Support Expenses	924	(70)	1,115	(69)
Adjusted EBITDA	10,330	11,931	20,520	23,592

Total Operating Revenues	29,643	35,740	59,355	71,617

Operating Income Margin	16.7%	21.2%	17.7%	20.6%
Adjusted Operating Income Margin	19.9%	21.1%	19.6%	20.7%
Adjusted EBITDA Margin	34.8%	33.4%	34.6%	32.9%

Adjusted Diluted EPS
	Second Quarter		Six-Month Period
	2022	2021	2022	2021
Diluted Earnings Per Share (EPS)	$0.59	$0.76	$1.23	$1.73
DIRECTV intangible amortization (proportionate share)	0.04	—	0.08	—
Actuarial (gain) loss [1]	(0.13)	0.02	(0.24)	(0.27)
Restructuring and impairments	0.06	—	0.06	—
Benefit-related, transaction and other costs[1,2]	0.08	(0.02)	0.13	(0.01)
Tax-related items	0.01	(0.03)	0.01	(0.05)
Adjusted EPS	$0.65	$0.73	$1.27	$1.40
Less: Video and Other dispositions	—	(0.09)	—	(0.18)
Standalone AT&T Adjusted EPS[3]	$0.65	$0.64	$1.27	$1.22
Year-over-year growth - Adjusted	1.6%		4.1%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,611	7,484	7,584	7,483
[1]Includes adjustments for actuarial gains or losses associated with our pension benefit plan, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. We recorded total net actuarial gain of $1.3 billion in the second quarter of 2022. As a result, adjusted EPS reflects an expected return on plan assets of $0.8 billion (based on an average expected return on plan assets of 6.75% for our pension trust), rather than the actual return on plan assets of $(4.0) billion (actual pension return of -11.3%), included in the GAAP measure of income. Adjustments also include the impact to our second-quarter 2022 benefit expense accrual that resulted from the first-quarter 2022 remeasurement of plan assets and obligations, which included an increase in the assumed discount rate.

2As of January 1, 2022, we adopted, through retrospective application, Accounting Standards Update (ASU) No. 2020-06, which requires that instruments which may be settled in cash or stock to be presumed settled in stock in calculating diluted EPS. While our intent is to settle the Mobility II preferred interests in cash, the ability to settle this instrument in AT&T shares will result in additional dilutive impact, the magnitude of which is influenced by the fair value of the Mobility II preferred interests and the average AT&T common stock price during the reporting period, which could vary from period-to-period. For these reasons, we have excluded the impact of ASU 2020-06 from our adjusted EPS calculation. The per share impact of ASU 2020-06 was to decrease reported diluted EPS $0.02 and $0.01 for the quarters ended June 30, 2022 and 2021, and $0.02 and $0.02 for the six months ended June 30, 2022 and 2021, respectively.

[3]See Exhibit 99.4 for reconciliation of Standalone AT&T Adjusted EPS.

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt.

Net Debt to Adjusted EBITDA - 2022
Dollars in millions
	Three Months Ended
	Sept. 30	Dec. 31,	March 31,	June 30,	Four Quarters
	2021 [1]	2021 [1]	2022 [1]	2022
Adjusted EBITDA	$10,803	$9,480	$10,190	$10,330	$40,803
End-of-period current debt					6,210
End-of-period long-term debt					129,747
Total End-of-Period Debt					135,957
Less: Cash and Cash Equivalents					4,018
Net Debt Balance					131,939
Annualized Net Debt to Adjusted EBITDA Ratio [2]					3.23
1As reported in Exhibit 99.4.
[2]Annualized Net Debt to Adjusted EBITDA Ratio of 3.28 when adjusted to remove the impacts for Video and Other dispositions of $568 and $4 in the third and fourth quarters of 2021, respectively. Additional information on Standalone AT&T can be found in Exhibit 99.4.

Net Debt to Adjusted EBITDA - 2021
Dollars in millions
	Three Months Ended
	Sept. 30	Dec. 31,	March 31,	June 30,	Four Quarters
	2020 [1]	2020 [1]	2021 [1]	2021 [1]
Adjusted EBITDA	$11,642	$10,590	$11,661	$11,931	$45,824
End-of-period current debt					23,975
End-of-period long-term debt					154,006
Total End-of-Period Debt					177,981
Less: Cash and Cash Equivalents					9,924
Net Debt Balance					168,057
Annualized Net Debt to Adjusted EBITDA Ratio					3.67
1As reported in Exhibit 99.4.

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
	Second Quarter
	June 30, 2022				June 30, 2021
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$15,004	$—	$(12,829)	$2,175	$14,346	$—	$(12,321)	$2,025
Wireline service	—	5,416	—	5,416	—	5,860	—	5,860
Wireless equipment	4,922	—	(4,048)	874	4,590	—	(3,809)	781
Wireline equipment	—	179	—	179	—	192	—	192
Total Operating Revenues	19,926	5,595	(16,877)	8,644	18,936	6,052	(16,130)	8,858

Operating Expenses
Operations and support	11,697	3,572	(9,585)	5,684	10,906	3,690	(8,953)	5,643
EBITDA	8,229	2,023	(7,292)	2,960	8,030	2,362	(7,177)	3,215
Depreciation and amortization	2,017	1,313	(1,664)	1,666	2,023	1,293	(1,678)	1,638
Total Operating Expenses	13,714	4,885	(11,249)	7,350	12,929	4,983	(10,631)	7,281
Operating Income	6,212	710	(5,628)	1,294	6,007	1,069	(5,499)	1,577
[1]Non-business wireless reported in the Communications segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.

Supplemental Operational Measure
	Six-Month Period
	June 30, 2022				June 30, 2021
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$29,728	$—	$(25,419)	$4,309	$28,394	$—	$(24,400)	$3,994
Wireline service	—	10,894	—	10,894	—	11,732	—	11,732
Wireless equipment	10,273	—	(8,500)	1,773	9,576	—	(8,005)	1,571
Wireline equipment	—	341	—	341	—	366	—	366
Total Operating Revenues	40,001	11,235	(33,919)	17,317	37,970	12,098	(32,405)	17,663

Operating Expenses
Operations and support	23,860	7,054	(19,622)	11,292	21,882	7,378	(18,098)	11,162
EBITDA	16,141	4,181	(14,297)	6,025	16,088	4,720	(14,307)	6,501
Depreciation and amortization	4,076	2,612	(3,362)	3,326	4,037	2,571	(3,356)	3,252
Total Operating Expenses	27,936	9,666	(22,984)	14,618	25,919	9,949	(21,454)	14,414
Operating Income	12,065	1,569	(10,935)	2,699	12,051	2,149	(10,951)	3,249
[1]Non-business wireless reported in the Communications segment under the Mobility business unit.
Results have been recast to conform to the current period's classification.